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DOCUMENT 10.7
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         COMPREHENSIVE AMENDMENT AGREEMENT NO. 1


THIS COMPREHENSIVE AMENDMENT AGREEMENT NO. 1 (the "Agreement") is made and entered into as of the 11th day of April, 1996, by and among Inco Securities Corporation, a Delaware corporation ("INCO"), Pure Cycle Corporation, a Delaware corporation ("PureCycle"), Landmark Water Partners, L.P., a Delaware limited partnership ("Landmark I"), Landmark Water Partners II, L.P., a Delaware limited partnership ("Landmark II"), Warwick Partners, L.P., a Delaware partnership ("Warwick"), Auginco, a Colorado general partnership ("Auginco"), Gregory M. Morey ("Morey"), Amy Leeds ("Leeds"), Anders C. Brag ("Brag"), Newell Augur, Jr. ("Augur"), Bill Peterson ("Peterson"), Stuart Sundlun ("Sundlun"), Alan C. Stormo ("Stormo"), D.W. Pettyjohn ("Pettyjohn"), Beverly A. Beardslee ("BAB"), Bradley Kent Beardslee ("BKB"), Robert Douglas Beardslee ("RDB"), Apex Investment Fund II, L.P., a Delaware limited partnership
("Apex"), The Environmental Venture Fund, L.P., a Delaware limited partnership ("EV Fund"), The Environmental Private Equity Fund II, L.P., a Delaware limited partnership ("EV Fund II"), Productivity Fund II, L.P., a Delaware limited partnership
("PFund"), Proactive Partners, L.P., a California limited partnership ("Proactive"), Asra Corporation, a Delaware corporation ("ASRA"), and International Properties, Inc., a Delaware corporation ("IPI"), OAR, Incorporated, a Colorado corporation ("OAR"), Willard G. Owens ("Owens"), H.F. Riebesell, Jr. ("Riebesell"), and the State of Colorado acting through the State Board of Land Commissioners (the "State"). Apex, EV Fund, EV Fund II, and PFund are collectively referred to herein as the "Apex Group." The Apex Group, Landmark II, Warwick, Auginco, Morey, Leeds, and Brag are collectively referred to herein as the "August 1992 Funding Group". ASRA, IPI, Apex, EV Fund, and PFund are collectively referred to herein as the "PureCycle Funding Group." Apex, EV Fund II, Auginco, Brag, Augur, Peterson, Sundlun, and Proactive are collectively referred to herein as the "Series A Stockholders."

                     Par Def:  1=A.RECITALS

          91.       INCO and OAR are parties to a certain Option and
Purchase  Agreement  dated  as  of  November  8,  1990,   amended
February 12, 1991, and further amended August 12, 1992, and INCO, PureCycle and OAR are parties to an Amended and Restated Option Purchase Agreement dated April 11, 1996, pursuant to which INCO has assigned all of its rights and obligations under the Option Purchase Agreement to PureCycle and PureCycle, in consideration of the sale of the OAR Closing Assets (as defined in the Amended and Restated Option Purchase Agreement) to it by OAR as part of the settlement of the Lawsuit (as defined in Recital F), is granting OAR the right to a portion of the proceeds from the sale of certain water rights as provided in this Agreement (the Option and Purchase Agreement, as amended, and the Amended and Restated Option Agreement are collectively referred to herein as the "OAR Option Agreement") and INCO is a party to a certain Option and
Purchase  Agreement  dated  as  of  November  8,  1990,   amended
February  12, 1991, further amended August 12, 1992, and  further
amended   April  11,  1996,  between  INCO  and  Colorado   Water
Consultants,  Incorporated  (the  "CWC  Option  Agreement"   and,
together with the OAR Option Agreement, the "Rangeview Option Agreements"), pursuant to which INCO has acquired an option to purchase certain outstanding bonds and notes issued by the Rangeview Metropolitan District in an aggregate principal amount of $24,914,058 (which notes and bonds are referred to as the "Rangeview Bonds"), a quasi-municipal corporation and political
subdivision of the State of Colorado (the "District").   Colorado
Water Consultants, Incorporated ("CWC"), has assigned its rights to a portion of the Rangeview Bonds to Carlton Allderdice ("Allderdice") and Riebesell. Carlton Allderdice and CWC have assigned their remaining rights in the Rangeview Bonds to the State. The State has assumed no obligations of CWC or Allderdice under the CWC Option Agreement or any other agreement to which CWC or Allderdice is a party.

          92. INCO is a party to a certain Option Agreement For Sale and Operation of Production Right with the District, dated as of
November 14, 1990 and amended by Amendment No. 1 on February  12,
1991  and  by a District board resolution in December  1993  (the
"Inco  Agreement"), pursuant to which INCO has  acquired  certain rights to 10,000 acre-feet of water per year (the "Original Water
Rights").   By  executing  this Agreement,  the  State  does  not
concede that INCO acquired such rights, which issue has been resolved by the Settlement Agreement (as defined in Recital F).

          93. PureCycle and INCO entered into a certain Water Rights Commercialization Agreement (the "Commercialization Agreement") dated as of December 11, 1990, amended February 12, 1991, and further amended August 12, 1992, providing for, among other things, the development and marketing of the Original Water
Rights and an agreed upon distribution of proceeds in the event of a sale of the Original Water Rights.

          94.       PureCycle has sold a portion of its profit interest in
the   Commercialization  Agreement  pursuant  to  the   following
agreements:

          (a) Interim Funding Agreement (the "Interim Funding Agreement") entered into August 12, 1991 among INCO, PureCycle,
Landmark I, and CPV, Inc. ("CPV") (CPV's interest in the  Interim
Funding Agreement has since been acquired by Owens);

          (b) Investment Agreement entered into September 23, 1991 among PureCycle, Stormo, and Pettyjohn;

          (c) Investment Agreement entered into September 30, 1991 between PureCycle and BAB;

          (d) Investment Agreement entered into September 30, 1991 among PureCycle, BKB, and RDB;

          (e) Investment Agreement entered into November 20, 1991 between PureCycle and ASRA;

          (f) Investment Agreement entered into November 20, 1991 between PureCycle and IPI;

          (g) Investment Agreement entered into December 10, 1991 among PureCycle, Apex, EV Fund, and PFund;

          (h) Funding Agreement (the "Funding Agreement") entered into August 12, 1992 among INCO, PureCycle, and the August 1992
Funding Group;

          (i)       Stock Purchase Agreement (the "Stock Purchase
Agreement") entered into May 25, 1994 among PureCycle and the Series A Stockholders.

           The Investment Agreements described in (b) through (g) above are collectively referred to herein as the "Investment
Agreements."

            The   Interim   Funding  Agreement,  the   Investment
Agreements,  the  Funding  Agreement,  and  the  Stock   Purchase
Agreement  are collectively referred to herein as the  "Rangeview
Profit Agreements."

          95. Pursuant to the conveyance of the OAR Closing Assets and the CWC Closing Assets (as defined in the CWC Agreement)
under  the  OAR Option Agreement and the CWC Option Agreement  as
part  of  the  settlement  of the Lawsuit,  the  Interim  Funding
Agreement,   the  Funding  Agreement,  and  an  Agreement   dated
October  27,  1994  among PureCycle, the Apex  Group,  Proactive,
Auginco, Brag, Leeds and Pettyjohn (the "Assignment Agreement"), the following parties own Rangeview Bonds in the following amounts:

              Bondholders                 Face Value of
                                         Rangeview Bonds

              INCO                          $2,101,841
              PureCycle                     $16,836,966
              Landmark I                    $1,213,994
              Owens                         $1,213,994
              Landmark II                   $728,000
              Warwick                       $520,000
              Apex                          $802,833
              EV Fund                       $288,629
              EV Fund II                    $555,056
              PFund                         $244,225
              Proactive                     $222,022
              Auginco                       $ 42,184
              Brag                          $ 55,506
              Leeds                         $ 44,404
              Pettyjohn                     $ 44,404
                                            $24,914,058

The foregoing parties are collectively referred to herein as the "Rangeview Bondholders."

          96.       The District's right to sell the Original Water Rights
derive   from  a  lease  between  the  District  and  the   State
denominated  Lease  Number  S-37280, dated  April  26,  1982  and amended at various subsequent times (the "Lease").  A lawsuit was filed  in  the District Court in and for the City and  County  of
Denver,  State  of  Colorado  (the "Denver  District  Court")  on
October 28, 1994 styled Apex Investment Fund II, L.P., et al.  v.
Colorado  State  Board  of  Land  Commissioners,  et  al.,   Case
No.  94-CV-5405  (Courtroom  I) (the  "Lawsuit"),  in  which  the parties  have asserted various claims relating to the status  and validity  of the Lease and the Rangeview Bonds.  The  parties  to the  Lawsuit have reached a settlement agreement, to  which  this
Agreement  is attached as Exhibit 8 (the "Settlement Agreement"), which  requires, among other things, (i) an amended and  restated
Lease which is attached to the Settlement Agreement as Exhibit  1
(the  "Amended  and Restated Lease"), (ii) superseding  the  Inco
Agreement  with  a  new agreement for sale of export  water  (the
"Export Water Agreement") which is attached to the Amended and Restated Lease as Exhibit C, (iii) amending the Rangeview Profit
Agreements, and (iv) conveyance of the Rangeview Bonds by PureCycle to the District for cancellation.

          97. Pursuant to a deed granted pursuant to the Export Water Agreement (the "Export Water Deed"), PureCycle will acquire certain rights to 1,165,000 acre-feet of water (the "Export
Water") in lieu of the Original Water Rights.

          98. The parties hereto believe the settlement of the Lawsuit is in their best interest because it will, among other things, enable the Export Water to be marketed and sold without further dispute from the State; and therefore, the parties are desirous of entering into this Agreement to facilitate the settlement of the Lawsuit.

           AGREEMENT

           Now, therefore, in consideration of the recitals, covenants herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          99. Effective Date. This Agreement shall be binding on the date it is fully executed and delivered by the parties hereto subject only, as a condition subsequent, to the occurrence of the
Effective  Date  (as  that  term is  defined  in  the  Settlement
Agreement).   If  the  Settlement Agreement is  terminated,  this
Agreement shall be null and void ab initio and shall have no force and effect.

          100.      Application of Rangeview Proceeds.

               (1)       The first $32,026,232 of Gross Proceeds (as defined in
Section 2.4) from the marketing, sale or other disposition of the
Export  Water by INCO, PureCycle, or the Export Water  Contractor
(as  defined  in Section 6.1 of the Amended and Restated  Lease), after  payment of royalties pursuant to the Amended and  Restated
Lease, shall, as a condition of any sales documents entered  into
between  the  Export  Water  Contractor  and  the  Export   Water
Purchaser (as defined in the Amended and Restated Lease), be deposited by the Export Water Purchaser directly into a trust account with Davis, Graham & Stubbs LLP ("DGS") (or a successor who shall be appointed in accordance with the procedures set forth in Section 16 of the Settlement Agreement) who shall disburse the proceeds within ten (10) business days in the following manner and order:

     1.           the first $8,000,000     -    to
            OAR (provided OAR has provided DGS with the Termination of Memorandum required by the OAR Option Agreement), Riebesell (provided Riebesell has provided DGS with the release required by the CWC Option Agreement), and the State (provided the State has provided DGS with a release of its mortgage on the Export Water to the extent of such payment) on a pro rata basis with 70% of all funds available for distribution going to OAR, 11.895% going to Riebesell, and 18.105% going to the State until OAR has received $5,600,000, Riebesell has received $951,600, and the State has received $1,448,400;

     2.     the next $1,110,232 -    to the
                                State;

     3.     the next $2,450,000 -    to INCO,
            Landmark I, and Owens (the "Interim Funding Group") on a pro rata basis with 59.2% of all funds available for distribution going to INCO, 20.4% going to Landmark I, and 20.4% going to Owens until INCO has received $1,450,000 and Landmark I and Owens have each received $500,000;

     4.     the next $200,000   -    to
            Stormo and Pettyjohn on a pro rata basis with 50% of all funds available for distribution going to Stormo and 50% going to Pettyjohn until each has received $100,000;

     5.     the next $50,000    -    to BAB;

     6.     the next $50,000    -    to BKB
            and RDB on a pro rata basis with 50% of all funds available for distribution going to BKB and 50% going to RDB until each has received $25,000;

     7.     the next $300,000   -    to ASRA
            and IPI on a pro rata basis with 50% of all funds available for distribution going to ASRA and 50% going to IPI until each has received $150,000;

     8.     the next $175,500   -    to
            PureCycle

     9.     the next $3,475,000 -    to the
            August 1992 Funding Group on a pro rata basis with 71.94% of all funds available for distribution going to the Apex Group, 10.07% going to Landmark II, 7.19% going to Warwick, 2.16% going to Auginco, 2.88% going to Morey, 2.88% going to Leeds, and 2.88% going to Brag until the Apex Group has received $2,500,000, Landmark II has received $350,000, Warwick has received $250,000, Auginco has received $75,000, Morey has received $100,000, Leeds has received $100,000 and Brag has received $100,000;

     10.    the next $2,450,000 -    to the
            members of the Interim Funding Group on a pro rata basis as described in (c) above;

     11.    the next $200,000   -    to
            Stormo and Pettyjohn on a pro rata basis as described in (d) above;

     12.    the next $50,000    -    to BAB;

     13.    the next $50,000    -    to BKB
            and RDB on a pro rata basis as described in (f) above;

    14.     the next $300,000   -    to ASRA
            and IPI on a pro rata basis as described in (g) above;

     15.    the next $74,500    -    to
            PureCycle;

     16.    the next $101,000   -    to Apex,
            EV Fund, and PFund on a pro rata basis with 66 2/3% of all funds available for distribution going to Apex, 20% going to EV Fund, AND 13 1/3% going to PFund until Apex has received $67,333.67, EV Fund has received $20,200.00, and PFund has received $13,466.33;

     17.    the next $1,150,000 -    to Apex,
            EV Fund, and PFund on a pro rata basis with 66 2/3% of all funds available for distribution going to Apex, 20% going to EV Fund, and 13 1/3% going to PFund until Apex has received $766,670.50, EV Fund has received $230,000.00, and PFund has received $153,329.50;

     18.    the next $2,850,000 -    to the
            August 1992 Funding Group on a pro rata basis as described in
            (i) above until the Apex Group has received $2,050,290, Landmark II has received $286,995, Warwick has received $204,915, Auginco has received $61,560, Morey has received $82,080, Leeds has received $82,080 and Brag has received $82,080.

     The remaining up to $8,990,000 of proceeds shall be divided 50% to the August 1992 Funding Group and the other parties described in (t) below in the proportions described in (t) below and the remaining 50% shall be divided equally among
     (i) INCO, (ii) the members of the Interim Funding Group, and
     (iii) the members of the PureCycle Funding Group and paid on an equal basis with no group or party having priority over the other as set forth in the following example:

     19.        (i)  $1,498,334     -    to
                INCO;

     a.                     $1,498,334     -    to the
          members of the Interim Funding Group on a pro rata basis with 20% of all funds available for distribution going to INCO, 40% going to Landmark I, and 40% going to Owens until INCO has received $299,667 and Landmark I and Owens have each received $599,333;

    b.                              $1,498,333     -    to the
          members of the PureCycle Funding Group and the then current holders of PureCycle Series A Convertible Preferred Stock on a pro rata basis with 22.69% of all funds available for distribution going to ASRA, 22.69% going to IPI, 34.26% going to Apex, 10.28% going to EV Fund, 6.85% going to PFund and 3.23% going to the then current holders of PureCycle Series A Convertible Preferred Stock until ASRA and IPI have each received $339,966.50, Apex has received $513,269.23, EV Fund has received $153,980.00, PFund has received $102,650.77, and the then current holders of PureCycle Series A Convertible Preferred Stock have received $48,500;

  20.                                  (i)  $4,495,000     -    to
          the August 1992 Funding Group, the then current holders of PureCycle Series A Convertible Preferred Stock, and PureCycle on a pro rata basis with 10% of all funds available for distribution going to the Apex Group, 9.19% going to Landmark II, 6.56% going to Warwick, .3% going to Auginco, .4% going to Morey, .4% going to Leeds, .4% going to Brag, and 70.11% going to the then current holders of PureCycle Series A Convertible Preferred Stock, and 2.64% going to PureCycle until the Apex Group has received $449,710, Landmark II has received $413,005, Warwick has received $295,085, Auginco has received $13,440, Morey has received $17,920, Leeds has received $17,920, Brag has received $17,920, the then current holders of PureCycle Series A Convertible Preferred Stock have received $3,151,500, and PureCycle has received $118,500.

          Upon payment to a party hereto of the amounts specified in Section 2.1, the Rangeview Profit Agreements applicable to such party and this Agreement shall be terminated with respect to such party and such party shall not have any further interest in the Rangeview Profit Agreements, this Agreement, or the projects related to the Export Water contemplated thereby and hereby. Nothing in the preceding sentence shall affect the rights of the State under the Amended and Restated Lease.

               (2) As of the Effective Date, each Rangeview Bondholder (other than PureCycle) hereby sells, transfers and assigns unto
PureCycle  all right, title and interest free and  clear  of  all liens,  security  interests, and other  encumbrances  in  and  to
Rangeview  Bonds in the principal amount set forth opposite  such
Rangeview Bondholder's name in Recital E hereof, plus all accrued interest  thereon.  Each Rangeview Bondholder further  agrees  to execute  any  further documentation (such as an  assignment  form with  the  signature  guaranteed under  the  Securities  Transfer
Agents  Medallion Program) which may be required  to  effectively transfer  title and record ownership in such Rangeview  Bonds  to
PureCycle.   Upon  execution  of this Agreement,  each  Rangeview
Bondholder (other than PureCycle) shall deliver such bondholders'
Rangeview Bonds and any assignments requested pursuant to this section to PureCycle to be delivered to the Escrow Agent (as that term is defined in the Settlement Agreement) to be held pursuant to the terms of the Settlement Agreement.

               (3) Sections 2.1 and 2.2 amend and supersede Sections 6.02 and 6.05 of the Commercialization Agreement, Section 5 of the
Interim   Funding  Agreement,  Section  1.3  of  the   Investment
Agreements, Section 4 of the Funding Agreement, and Exhibit B  to
the  Stock  Purchase Agreement in their entirety.   In  addition,
Section  1.2  supersedes Section 4 of the  Assignment  Agreement.
Any  reference  to Sections 6.02 or 6.05 in the Commercialization
Agreement,  Section  5 in the Interim Funding Agreement,  Section
1.3  in  the  Investment Agreements, Section  4  in  the  Funding
Agreement,  and  Exhibit B in the Stock Purchase Agreement  shall hereafter be deemed to be a reference to Sections 2.1 and 2.2  of
this  Agreement.   Except as specifically set forth  herein,  the
Rangeview Profit Agreements remain in full force and effect.  The parties acknowledge that OAR represents that it is not a party to
the   Commercialization  Agreement  or   the   Rangeview   Profit
Agreements, nor shall it be deemed a party to such agreements  as a result of executing this Agreement.  OAR assumes no obligations under any agreements to which it is not a party by entering  into
this    Agreement.    OAR's   rights   to   distributions   under
Section  2.1(a)  arise  out  of this Agreement,  the  OAR  Option
Agreement and the Settlement Agreement.

               (4) For purposes of this Agreement, the term "Gross Proceeds" shall mean the total funds received from the sale of
Export  Water  to  one or more Export Water Purchasers  for  Cash
Equivalent  (as defined Section 4.1 hereof) reduced only  by  the amount  of  the Obligations to the State (as defined  in  Section
4.1).   The  term  "Gross Revenues" as defined and  used  in  the
Amended and Restated Lease shall control the determination of the
Obligations to the State but otherwise shall have no bearing  and
effect  on  the  definition  of  Gross  Proceeds  used  in   this
Agreement.   In  the case of an installment sale  of  the  Export
Water, Gross Proceeds shall be deemed to be received only to the extent of actual funds (but not including negotiable promissory notes evidencing such installment sale) deposited in the trust account maintained by DGS as provided in Section 2.1 hereof. The parties hereto agree that, notwithstanding the definition of "Gross Revenues" as set forth in Article I and Section 7.2(c) of the Amended and Restated Lease, no costs (other than the Obligations to the State) directly or indirectly incurred in connection with the withdrawal, treatment, delivery, marketing or sale of the Export Water shall be deducted from the Gross
Proceeds so long as the amount set forth in Section 2.1 remains unpaid.

          101. PureCycle Series A Convertible Preferred Stock. Each Series A Stockholder acknowledges that the remaining adjusted purchase  price  of the Rangeview Bonds pursuant  to  the  Option
Agreements  (as  that  term  is defined  in  the  Certificate  of
Designations,  Powers,  Preferences  and  Rights  of   Series   A
Convertible Preferred Stock filed by PureCycle with the Secretary
of   State   of  Delaware  on  May  25,  1994  (the   "Series   A
Certificate"))  with  PPI or Purchase Price  Interest  (as  those terms are defined in the Series A Certificate) is $9,110,232  and that  PPI  is $1,026,232.  Each Series A Stockholder agrees  that such  Series  A  Stockholder  will not  transfer  the  shares  of
PureCycle  Series  A Convertible Preferred Stock  owned  by  such
Series   A  Stockholder  until  the  transferee  of  such  shares
acknowledges that PPI is $1,026,232. Each Series A Stockholder further agrees to return the stock certificate(s) representing such stockholder's PureCycle Series A Convertible Preferred Stock to PureCycle to be legended with a reference to the foregoing agreements.

          102.      Conditions on Sale of Export Water; Lease Amendments.

               (1) The parties, including PureCycle, agree that until Gross Proceeds in an amount of $8,000,000 have been deposited in the  trust account with DGS and have been distributed by  DGS  in accordance with Section 2.1(a) hereof and all payments  then  due and  payable  to  the State for royalties as provided  under  the
Amended  and  Restated Lease have been paid in full ("Obligations to  the  State"),  the Export Water shall be  sold  or  otherwise disposed  of  to one or more purchasers only for cash,  cashier's check,  certified  funds, wire transfer or negotiable  promissory note(s)  adequately secured by a perfected security  interest  in the Export Water sold to cover any amount owed under such note(s)
(referred to herein collectively as "Cash Equivalent") in  either
(i) a lump sum payment or (ii) installment payments providing for a down payment of not less than the Obligations to the State then due  with respect to the sales, plus (a) twenty percent (20%)  of
the  total  contract  price  or  (b)  twenty  percent  (20%)   of
$8,000,000, if less than the contract price, with the final payment being required to be made no later than five (5) years after the closing date of such sale.

               (2) PureCycle further agrees that it will not sell or otherwise dispose of the Export Water in a transaction where the price received per acre foot for the portion of the Export Water sold or otherwise disposed of would result in Gross Proceeds of less than $8,000,000, if all of the Export Water were sold at that price.

               (3) Pursuant to the Export Water Deed, the District has agreed that it shall not enter into any amendments to the Amended
and   Restated  Lease  that  affect  PureCycle's  rights   and/or
obligations under the Export Water Deed without PureCycle's prior written approval. PureCycle agrees that it will not approve of any amendments to the Amended and Restated Lease which would adversely affect the right of the parties to receive the payments contemplated pursuant to Section 2.1(a) of this Agreement.

               (4) PureCycle shall provide the parties in Section 2.1(a) with written notice of and access to contemplated sales documents for  the  sale or other disposition of the Export Water ten  (10)
days in advance of such sale or other disposition.

               (5) The provisions of this Section 4 may be amended or waived only with the consent of all of the parties entitled to payment of the proceeds to be paid pursuant to Section 2.1(a).

          103. Records. PureCycle shall prepare and keep full, complete, and proper books, records and accounts of all Export Water sales or dispositions and shall document such transactions. Said books, records, and accounts shall be open at all reasonable times, upon fourteen (14) days' prior written notice, to the inspection of a designated representative of the parties hereto other than PureCycle (collectively, the "Investors") for the purpose of verifying the accuracy of payments made pursuant to
Section   2.1.   The  designated  representative  may,   at   the
Investors' expense, copy, extract and/or audit all or  a  portion of  said books, records, and accounts for a period of up to  five
(5)  years  after the date such books, records and  accounts  are
made.   Any deficiency in the payment of amounts due pursuant  to
Section 2.1 determined upon such inspection or audit shall be immediately due and payable by PureCycle, together with interest at the prime rate specified in the Wall Street Journal, Western Edition (the "Prime Rate"), plus two percent (2%) from the date or dates such amounts should have been paid.

          104. Right to Cure. In the event PureCycle takes or fails to take any action which, unless cured, would result in a termination of PureCycle's rights to any portion of the Export
Water, PureCycle shall provide written notice to a designated representative of the Investors within five (5) days following the occurrence of any such action or failure, and the Investors, or any of them, may, without prejudice to any other remedies such Investors may have, cure such action or failure on PureCycle's behalf and shall be entitled to reimbursement from PureCycle for any amount paid to cure such action or failure plus all costs and damages associated therewith and interest at the Prime Rate, plus two percent (2%), from the date or dates such amounts were paid.

          105. No Agency, Partnership or Joint Venture. The parties hereto are independent contractors and nothing contained in this Agreement shall be deemed to create the relationship of partners, joint venturers, or of principal and agent, or of any association or relationship between the parties other than as expressly provided in this Agreement. Each party acknowledges that it does not have, and it shall not make representations to any third party, either directly or indirectly, indicating that it has any authority to act for or on behalf of any other party or to obligate them in any way whatsoever.

          106.      Press Releases.

               (1) Each party shall limit any comments to the public or the press regarding this Agreement to the terms and benefits of the Settlement Agreement.

               (2)       This Section 8 shall not, however, be construed to
(i)   prohibit  disclosure  to  the  Denver  District  Court   as
contemplated by the Settlement Agreement, (ii) prohibit any party from making any disclosures which it is required to make by law, rule, regulation or court order (including applicable securities laws) or which it is advised by counsel to make to comply with such law, rule, regulation or court order or from filing this Agreement with, or disclosing the terms of this Agreement to, any institutional lender to such party, and (iii) prohibit any party from disclosing to its partners, investors and broker/dealers such terms of this transaction as would customarily be disclosed to them in connection with transactions of the type contemplated hereby.

          107. Release. Upon execution of this Agreement, each party to this agreement who is not a party to the Settlement Agreement shall execute and deliver to PureCycle a release in the form of Exhibit A attached hereto. Such releases shall be delivered by PureCycle to the Escrow Agent to be held pursuant to the terms of the Settlement Agreement.

          108. Brokers. Each party represents to the others that it has not engaged a broker in connection with this transaction, and no brokerage fees are payable by any party on account hereof.

          109. Expenses. All legal and other costs and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

          110. Successors and Assigns. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

          111. Amendment. This Agreement may be amended only by a writing signed by the parties affected by such amendment.

          112. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

          113. Governing Law. With respect to relationships among PureCycle, OAR, Riebesell, and the State, this Agreement shall be governed by Colorado law. With respect to relationships between PureCycle and each other party, the governing law provision of the applicable Rangeview Profit Agreement shall govern.

          114. Attorneys' Fees. In the event any party finds it necessary to employ legal counsel or to bring an action at law or other proceeding against another party to enforce any of the terms, covenants, or conditions of this Agreement, the party prevailing in any such action or other proceeding shall be paid all reasonable attorneys' fees by such other party, and in the event any judgment is secured by such prevailing party, all such attorneys' fees, as determined by a court and not by jury, shall be included in any such judgment.

          115. Recitals. The parties acknowledge that the State represents that it is not a party to the Rangeview Profit Agreements, the Commercialization Agreement or the Rangeview Option Agreements except the April __, 1996 amendment to the CWC Option Agreement and that the State represents that it does not have knowledge as to the accuracy of the Recitals except with respect to the last two sentences of Recital A, the last sentence of Recital B and Recitals F-H.

          116. State Obligations. The parties acknowledge and agree that the State is a party to this Agreement merely to facilitate the contemplated amendments and to receive the payments under Sections 2.1(a) and (b) and that the State assumes no obligations under any agreements to which it is not a party.

          117.      Inconsistencies.  To the extent any provisions of this
Agreement   are   inconsistent  with  the   provisions   of   the
Commercialization Agreement or the Rangeview Profit Agreements, the terms of this Agreement shall control.

          118. Indemnity. PureCycle, its successors and assigns, shall indemnify, defend and hold harmless the Investors, their
respective    officers,   directors,   shareholders,    partners,
successors and assigns ("Indemnitees") from and against all claims and costs (including reasonable attorneys' fees) actually incurred by any such Indemnitee as a result of a breach by PureCycle, its successors and assigns, of this Agreement, the Export Water Agreement or the payment of Obligations to the State which results in a nonpayment of Gross Proceeds to the Investors under Section 2.1 of this Agreement when such Gross Proceeds are or were available from the sale or other disposition of Export Water.

            IN  WITNESS  WHEREOF,  this  Comprehensive  Amendment
Agreement No. 1 has been executed on behalf of each of the parties hereto as of the day and date first above written.

                              INCO SECURITIES CORPORATION,
                              a Delaware corporation


                              By:
                              Title:


                              PURE CYCLE CORPORATION,
                              a Delaware corporation


                              By:
                                 Thomas P. Clark, President


                              LANDMARK WATER PARTNERS, L.P.

                                 By:   COMPTON CAPITAL, LTD.,
                                 its general partner


                              By:
                                    Earl A. Samson, III,
                                 President


                              LANDMARK WATER PARTNERS II, L.P.,
                              a Delaware limited partnership

                                 By:   COMPTON CAPITAL PARTNERS,
                                 INC., its general partner


                              By:
                                    Earl A. Samson, III,
                                 President

                              WARWICK PARTNERS, L.P.,
                              a Delaware limited partnership

                              By:   PROVIDENCE PARTNERS, L.P.,
                                 its general partner

                              By:   PACIFIC EQUITY LIMITED,
                                 its general partner


                              By:
                                    Herbert A. Denton, authorized
                                 officer


                              AUGINCO,
                              a Colorado general partnership


                              By:
                                    Harrison H. Augur, general
                                 partner



                              Gregory M. Morey



                              Amy Leeds



                              Anders C. Brag



                              Newell Augur, Jr.

                              Bill Peterson



                              Stuart Sundlun



                              Alan C. Stormo



                              D.W. Pettyjohn



                              Beverly A. Beardslee



                              Robert Douglas Beardslee



                              Bradley Kent Beardslee

                              APEX INVESTMENT FUND II, L.P.,
                              a Delaware limited partnership

                                 By:   Apex Management
                                 Partnership, L.P., General
                                 Partner of Apex Investment
                                 Fund II, L.P.


                              By:
                                    George Middlemas, General
                                 Partner


                              THE ENVIRONMENTAL VENTURE
                              FUND, L.P.,
                              a Delaware limited partnership

                                 By:   Environmental Venture
                                 Management, L.P., General
                                 Partner of The Environmental
                                 Venture Fund, L.P.

                                 By:   First Analysis
                                 Corporation, General Partner of
                                 Environmental Venture
                                 Management, L.P.


                              By:
                                 Bret Maxwell, General Partner


                              THE ENVIRONMENTAL PRIVATE EQUITY
                              FUND II, L.P.,
                              a Delaware limited partnership

                                 By:   Environmental Private
                                 Equity Management II, L.P.,
                                 General Partner of
                                 The Environmental Private Equity
                                 Fund II, L.P.

                                 By:   First Analysis EPEF
                                 Management II, L.P., General
                                 Partner of Environmental Private
                                 Equity Management II, L.P.

                                 By:   First Analysis
                                 Corporation, General Partner of
                                 First Analysis EPEF
                                 Management II, L.P.


                              By:
                                 Bret Maxwell, General Partner


                              PRODUCTIVITY FUND II, L.P.,
                              a Delaware limited partnership

                                 By:   First Analysis Management
                                 Company II, L.P., General
                                 Partner of Productivity
                                 Fund II, L.P.

                                 By:   First Analysis
                                 Corporation, General Partner of
                                 First Analysis Management
                                 Company II, L.P.


                              By:
                                 Bret Maxwell, General Partner


                              PROACTIVE PARTNERS, L.P.,
                              a California limited partnership


                              By:
                                    Charles McGettigan, General
                                 Partner


                              ASRA CORPORATION,
                              a Delaware corporation


                              By:
                              Title:

                              INTERNATIONAL PROPERTIES, INC.,
                              a Delaware corporation


                              By:
                              Title:


                              OAR, Incorporated,
                              a Colorado corporation


                              By:
                                    Willard G. Owens, President



                              Willard G. Owens



                              H. F. Riebesell, Jr.


                              STATE OF COLORADO STATE BOARD OF
                              LAND COMMISSIONERS



                              President



                              Engineer



                              Register

                              Approved as to form:

                              GALE A. NORTON
                              Attorney General of the State of
Colorado
                              STEPHEN K. ERKENBRACK
                              Chief Deputy Attorney General
                              TIMOTHY M. TYMKOVICH
                              Solicitor General



                              Richard A. Westfall
                              Special Deputy Solicitor General

                              For purposes of Section 2 only:

                              DAVIS GRAHAM & STUBBS LLP


                              By:
                                 Wanda J. Abel, Partner

EXHIBIT A TO DOCUMENT 10.7
==========================

                           Exhibit A

                            RELEASE

           In consideration for ten dollars ($10.00) and other consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned on behalf of themselves, their parents, subsidiaries, affiliates and all other related companies and their successors, and assigns, fully, finally and unequivocally release the Colorado State Board of Land Commissioners, the past and present Land Board Commissioners, the State of Colorado, and Rangeview Metropolitan District, and their directors, employees, agents, attorneys, advisors, successors, and assigns, from any and all claims, controversies, actions, causes of actions, suits, demands, obligations, debts, losses, damages, or liabilities which may exist in law or equity, whether known or unknown, fixed or contingent, asserted or unasserted, presently existing or arising in the future, including, but not limited to claims which are or could have been raised based on acts or omissions to date, of any kind and nature whatsoever arising out of or in any way connected with (1) any matters that were or could have been raised in the lawsuit pending in the
District Court for the City and County of Denver, styled Apex Investment Fund II L.P., et al. v. Colorado State Board of Land commissioners, et al., Case No. 94-CV-5405 (the "Litigation"), and (2) any matters arising out of or in any way related to the Lease between the Land Board and Rangeview Metropolitan District and its predecessor OAR, Incorporated, the Rangeview Notes and Bonds, the Lowry Range, and the Rangeview Metropolitan District.
           This Release shall be effective on the Effective Date of the Settlement Agreement and Mutual Release dated ____________________ between the Land Board and the other parties to the Litigation.

          Dated:____________________




                                 By:

                                 Its:

                            RELEASE

           In consideration for ten dollars ($10.00) and other consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned on behalf of themselves, their parents, subsidiaries, affiliates and all other related companies and their successors, and assigns, fully, finally and unequivocally release the Colorado State Board of Land Commissioners, the past and present Land Board Commissioners, the State of Colorado, and Rangeview Metropolitan District, and their past and present directors, employees, agents, attorneys, advisors, successors, and assigns, from any and all claims, controversies, actions, causes of actions, suits, demands, obligations, debts, losses, damages, or liabilities which may exist in law or equity, whether known or unknown, fixed or contingent, asserted or unasserted, presently existing or arising in the future, including, but not limited to claims which are or could have been raised based on acts or omissions to date, of any kind and nature whatsoever arising out of or in any way connected with (1) any matters that were or could have been raised in the lawsuit pending in the District Court for the City and County of Denver, styled Apex Investment Fund II L.P., et al. v. Colorado State Board of Land commissioners, et al., Case No. 94-CV-5405 (the "Litigation"), and (2) any matters arising out of or in any way related to the Lease between the Land Board and Rangeview Metropolitan District and its predecessor OAR, Incorporated, the Rangeview Notes and Bonds, the Lowry Range, and the Rangeview Metropolitan District.
           This Release shall be effective on the Effective Date of the Settlement Agreement and Mutual Release dated ____________________ between the Land Board and the other parties to the Litigation.

          Dated:____________________




                                 By:

                              Its: